Exhibit 10.1

December 19, 2018

Dear Lloyd,

This letter confirms the terms of your service as Senior Chairman of The Goldman Sachs Group, Inc.

1. Duties. As Senior Chairman, you will act as a resource for the Firm’s management and Board, which may include advice, client outreach, speaking engagements and office visits, in each case as mutually agreed, and other mutually agreed activities as appropriate.

2. Duration of Role. Your role as Senior Chairman will begin on January 1, 2019. You and the Board will each have the right to terminate your role as Senior Chairman at any time.

3. Resources and Benefits. While you are Senior Chairman, you will receive office space and secretarial and information-technology support as appropriate and will be entitled to expense reimbursement and participation in benefits and perquisites specific to, and generally to the same extent as, the Firm’s Participating Managing Directors (as may be modified from time to time). Additionally, for security purposes, you will continue to be provided with a car and security driver through December 31, 2019. You will not receive a separate retainer, fee or other compensation for your service as Senior Chairman.

4. Other Agreements. As Senior Chairman, you will no longer be an employee of the Firm and will not have authority to act for the Firm. However, your Covenants (as defined in your Agreement Relating to Noncompetition and Other Covenants with the Firm) will continue to apply during your service as Senior Chairman, and for this purpose, your “Date of Termination” will be the last day of your service as Senior Chairman and your “Notice Date” will be the date on which you or the Board notify the other of a termination of your role as Senior Chairman. Except as specifically described, this letter does not change any of the other agreements between you and the Firm.

The firm thanks you for your leadership and looks forward to your continued contribution.

Sincerely,

The Goldman Sachs Group, Inc.

[SIGNATURE PAGE FOLLOWS]

/s/ Karen P. Seymour
By:	Karen P. Seymour
Title:	Executive Vice President and General Counsel

I agree with and accept the foregoing terms.

/s/ Lloyd C. Blankfein
Lloyd C. Blankfein

2